EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is c/o South Mountain Merger Corp., 767 Fifth Avenue, Ninth Floor, New York, NY 10153

Name of Designated Filer: South Mountain Merger Corp.

Date of Event Requiring Statement: January 12, 2021

Issuer Name: South Mountain Merger Corp. [SMMC]

SOUTH MOUNTAIN LLC

By: Harbour Reach Holdings LLC, its Managing Member

By: Netherton Investments Limited

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

HARBOUR REACH HOLDINGS LLC

By: Netherton Investments Limited

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

NETHERTON INVESTMENTS LIMITED

By:	/s Mike Bell
	Name:	Mike Bell
	Title:	Director

NETHERTON HOLDINGS LIMITED

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

/s/ Steven Pariente, as Attorney-in-Fact
Michael E. Platt